UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Talk America Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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TALK AMERICA HOLDINGS, INC.
6805 Route 202
New Hope, Pennsylvania 18938
(215) 862-1500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Talk America Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Talk America Holdings, Inc., a Delaware corporation (the “Company”), will be held on August 9, 2006, at 3:00 p.m., Eastern Time, at the Company's New Hope office located at 6805 Route 202, New Hope, PA 18938 for the following purposes:

(1) To consider and vote upon a proposal to elect one director for a term of three years and until his successor has been elected and qualified;

(2)  To consider and vote upon a proposal to ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent certified public accountants for the Company for 2006;

(3) To consider and vote upon a proposal to ratify and approve the Talk America Employee Stock Purchase Plan; and

(4)  To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on June 12, 2006 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

The Board of Directors hopes that you will be able to attend the Annual Meeting. Whether or not you are able to be present in person at the Annual Meeting, we urge you to sign and date the enclosed proxy and return it at your earliest convenience in the enclosed envelope. If you attend the Annual Meeting, you may revoke the proxy and vote in person if you desire. Please read the enclosed proxy statement, which contains information relevant to the actions to be taken at the Annual Meeting.

                                By Order of the Board of Directors,
                                                                /s/ Aloysius T. Lawn , IV
                                Aloysius T. Lawn, IV, Secretary
                                New Hope, Pennsylvania
                                June 28, 2006

TALK AMERICA HOLDINGS, INC.
6805 Route 202
New Hope, Pennsylvania 18938
(215) 862-1500

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Talk America Holdings, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 6805 Route 202, New Hope, Pennsylvania 18938, hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Stockholders to be held on August 9, 2006 (the “Annual Meeting”), or at any adjournment or adjournments thereof. The Annual Meeting will be held at the Company's New Hope office located at 6805 Route 202, New Hope, PA 18938 at 3:00 p.m., Eastern Time. The Company will bear the expenses of soliciting your proxy. This proxy statement and the accompanying form of proxy are first being released for mailing to stockholders on or about June 28, 2006.

We urge you to date, sign and mail your proxy promptly to make certain that your shares will be voted at the Annual Meeting. Proxies in the enclosed form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions, if any, indicated on the proxy card. If no instruction is given, the proxy will be voted in favor of the nominee for election as director specified under “PROPOSAL 1: ELECTION OF DIRECTORS”; in favor of the ratification and approval of the selection of auditors as described in “PROPOSAL 2: RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS”; and in favor of the ratification and approval of the adoption of the Talk America Employee Stock Purchase Plan as described in "PROPOSAL 3: APPROVAL OF THE TALK AMERICA EMPLOYEE STOCK PURCHASE PLAN" Any proxy may be revoked at any time before it is exercised by giving written notice of such revocation or delivering a later dated proxy to the Corporate Secretary of the Company prior to the Annual Meeting, or by voting in person at the Annual Meeting.

The solicitation of the accompanying proxy is made on behalf of the Board and may be made by mail, telephone, electronic or facsimile transmission or in person.    In soliciting proxies, we may also use the services of our directors, officers and employees, who will not receive any additional compensation for those services, but who will be reimbursed for their out-of-pocket expenses.

VOTING SECURITIES

Only stockholders of record at the close of business on June 12, 2006 are entitled to vote at the Annual Meeting. On June 12, 2006, there were 30,475,310 shares of Company common stock, par value $.01 per share, outstanding and entitled to vote (excluding 1,315,789 shares of common stock held in treasury). Each share of common stock is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the shares of common stock will constitute a quorum for the transaction of business.

With respect to Proposal 1, the nominee in Class II for election as director who receives the greatest number of votes cast at the Annual Meeting, assuming that a quorum is present, shall be elected as a director. A withheld vote on any nominee will not affect the voting results.

With respect to Proposal 2, approval will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

With respect to Proposal 3, approval will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Brokers who hold shares in street name do not have the authority to vote on certain non-routine matters for which they have not received instructions from beneficial owners. Routine matters generally include the election of directors and the approval and appointment of the independent auditors. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum and for voting. Abstentions and broker non-votes (arising from the lack of instructions from beneficial owners) by holders of shares present in person or by proxy at the Annual Meeting will not affect the outcome of the vote on Proposal 1, but will, in the case of both Proposal 2 and Proposal 3, have the effect of a vote against such Proposal.

It is anticipated that sufficient stockholders will attend the meeting, in person or by proxy, to constitute a quorum for the transaction of business.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company common stock as of June 12, 2006 (except as otherwise noted) by (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding common stock, (ii) each of the Company's directors and nominees for director, (iii) each of the executive officers named below and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, the Company believes that the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares.

Name of Beneficial Owner or Identity of Group	Number of Shares Beneficially Owned (1)	Percent of Shares Beneficially Owned

Eton Park Fund, L.P., Eton Park Master Fund, Ltd., Eton Park Associates, L.P., Eton Park Capital Management, L.P., Eric M. Mindich
825 Third Avenue, 8th Floor
New York, NY 10022

Barclays Global Investors, NA., Barclays
Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited
45 Fremont Street
San Francisco, CA 94105

Paul Rosenberg
650 N. E. 5th Avenue
Boca Raton, FL 33432

	2,800,000(5) 2,406,912(6) 1,919,995(2)	9.2% 7.9% 6.3%
Mellon Financial Corporation One Mellon Center Pittsburgh, PA 15258 Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,751,170(4) 1,684,002(3)	5.8% 5.5%
Jonathan Starr, Flagg Street Capital LLC, Flagg Street Partners LP, Flagg Street Partners Qualified LP and Flagg Street Offshore LP. 44 Brattle Street Cambridge, MA 02138	1,543,887(7)	5.0%
Gabriel Battista	646,666(8)	2.1%
Mark S. Fowler	137,374(8)	*
Edward B. Meyercord, III	466,666(8)	1.5%
Ronald R. Thoma	59,311(8)	*
Robert Korzeniewski	21,000(8)	*
Aloysius T. Lawn, IV	207,499(8)	*
Jeffrey Earhart	116,000(8)	*
Warren Brasselle	113,333(8)	*
Patrick O’Leary	75,000(8)	*
All directors and executive officers as a group (14 persons)	2,168,782(8)	6.7%

* Less than 1%

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2) The foregoing information is derived from the Schedule 13D/A filed by Paul Rosenberg, the Rosenberg Family Limited Partnership, PBR, Inc. and the New Millennium Charitable Foundation on February 12, 1999.

(3) The foregoing information is derived from the Schedule 13G filed by Dimensional Fund Advisors Inc. on February 6, 2006.

(4) The foregoing information is derived from the Schedule 13G filed by Mellon Financial Corporation on February 15, 2006. This Schedule indicates that, as of December 31, 2005, Mellon Financial Corporation had beneficial ownership of 1,751,170 shares, with sole voting power for 955,137 shares and sole dispositive power for 1,706,670 shares.

(5) The foregoing information is derived from the Schedule 13G/A filed by Eton Park Fund, L.P., Eton Park Master Fund, Ltd., Eton Park Associates, L.P., Eton Park Capital Management, L.P. and Eric M. Mindich on February 8, 2006. This Schedule indicates that, as of December 31, 2005: Eton Park Fund, L.P. had beneficial ownership of 980,000 shares, with shared voting power and shared dispositive power for 980,000 shares; Eton Park Master Fund Ltd. had beneficial ownership of 1,820,000 shares, with shared voting power and shared dispositive power over 1,820,000 shares; Eton Park Associates, L.P. had beneficial ownership of 980,000 shares, with shared voting power and shared dispositive power for 980,000 shares; Eton Park Capital Management, L.P. had beneficial ownership of 1,820,000 shares, with shared voting power and shared dispositive power for 1,820,000 shares, and; Eric M. Mindich had beneficial ownership of 2,800,000 shares, with shared voting power and shared dispositive power for 2,800,000 shares.

(6) The foregoing information is derived from the Schedule 13G filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited on January 26, 2006. This Schedule indicates that, as of December 31, 2005: Barclays Global Investors, NA had beneficial ownership of 2,406,912 shares, with sole voting power for 2,141,523 shares and sole dispositive power for 2,406,912 shares; Barclays Global Fund Advisors had beneficial ownership of 341,217 shares, with sole voting power and sole dispositive power for 341,217 shares; and Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited had no beneficial ownership.

(7)  The foregoing information is derived from the Schedule 13G filed by Jonathan Starr, Flagg Street Capital LLC, Flagg Street Partners LP, Flagg Street Partners Qualified LP and Flagg Street Offshore LP on May 4, 2006. This Schedule indicates that, as of May 4, 2006: Jonathan Starr, had beneficial ownership of 1,543,887 shares, with sole voting power for 1,543,887 shares and sole dispositive power for 1,543,887 shares; Flagg Street Capital LLC, had beneficial ownership of 1,543,887 shares, with sole voting power for 1,543,887 shares and sole dispositive power for 1,543,887 shares; Flagg Street Partners LP, Flagg Street Partners Qualified LP and Flagg Street Offshore LP had no beneficial ownership.

(8)  Includes shares of our common stock that could be acquired upon exercise of options exercisable within 60 days after June 12, 2006 as follows: Gabriel Battista - 626,665; Mark S. Fowler - 50,000; Edward B. Meyercord, III - 466,666; Ronald R. Thoma - 40,000; Robert Korzeniewski - 20,000; Aloysius T. Lawn, IV - 207,499; Jeffrey Earhart - 116,000; Warren Brasselle - 113,333; Patrick O'Leary - 75,000; and all directors and executive officers as a group - 2,001,829.

Compliance with Section 16(a) of the Exchange Act

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors and certain officers and persons who are the beneficial owners of more than 10 percent of our Common Stock are required to report their ownership of the Common Stock, options and certain related securities and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to report any failure to file by such dates in 2005. We believe that all of the required filings have been made in a timely manner. In making this statement, we have relied on copies of the reporting forms received by us.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Board shall consist of not less than one nor more than 15 persons, the exact number to be fixed and determined from time to time by resolution of the Board. The Board has acted to fix the number of directors at five. Pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, the Board is divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the annual meeting of stockholders in 2006 (“Class II”), the annual meeting of stockholders in 2007 (“Class I”), and the annual meeting of stockholders in 2008 (“Class III”), respectively.

At the Annual Meeting, Edward B. Meyercord, III is the nominee for election as Class II director, for a term to expire at the annual meeting of stockholders in 2009. Mr. Meyercord will serve until his successor has been elected and qualified. Mr. Meyercord currently serves as a director of the Company. The proxies solicited hereby, unless directed to the contrary therein, will be voted for the nominee. The nominee has consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that the nominee for election as director will not be a candidate or will be unable to serve, but if either occurs it is intended that the shares represented by proxies will be voted for such substituted nominee as the Board, in its discretion, may designate.

The following sets forth certain biographical information, present occupation and business experience for the past five years for the nominee for election as director and the continuing Class I and Class III directors.

The Board of Directors recommends a vote FOR the Class II nominee listed below.

CLASS II: NOMINEE WHOSE TERM WILL EXPIRE IN 2006

Edward B. Meyercord, III, age 41. Mr. Meyercord currently serves as our Chief Executive Officer and President. From May 2001 through December 2003, Mr. Meyercord served as our President. He served as our Chief Financial Officer between August 1999 and December 2001 and Chief Operating Officer between January 2000 and May 2001. He joined us in September of 1996 as the Executive Vice President, Marketing and Corporate Development. Prior to joining us, Mr. Meyercord was a Vice President in the Global Telecommunications Corporate Finance Group at Salomon Brothers, Inc., based in New York. Prior to Salomon Brothers he worked in the corporate finance department at PaineWebber Incorporated.

CLASS III: INCUMBENTS WHOSE TERMS WILL EXPIRE IN 2007

Mark Fowler, age 64. Mr. Fowler has been one of our Directors since September 1999. From 1981 to 1987, he was the Chairman of the FCC. From 1987 to 1994, Mr. Fowler was Senior Communications Counsel at Latham & Watkins, a law firm, and of counsel from 1994 to 2000. From 2000 through 2004, Mr. Fowler founded and served as Chairman of the Board of Directors of AssureSat, Inc., a provider of telecommunications satellite backup services. Since 2002, Mr. Fowler has been self-employed and pursuing investments in various companies and real estate. From 1991 to 1994, he was the founder, Chairman and Chief Executive Officer of PowerFone Holdings Inc., a telecommunications company. From 1994 to 2000 he was a founder and chairman of UniSite, Inc., a developer of antenna sites for use by multiple wireless operators. From 1999 to December 2002, Mr. Fowler served as a director of Pac-West Telecomm, Inc., a competitive local exchange carrier. From 1999 to date, Mr. Fowler has served as a director of Beasley Broadcast Group, a radio broadcasting company.

Robert Korzeniewski, age 49. Mr. Korzeniewski has been one of our Directors since July 2003. He is currently the Executive Vice President, Corporate Development and Strategy, with VeriSign Inc., which provides infrastructure services for Internet and telecommunications networks. From 1996 to 2000, Mr. Korzeniewski served as Chief Financial Officer of Network Solutions, Inc., which was acquired by VeriSign in June 2000. From 1987 to 1996, he held a variety of senior financial positions with SAIC. Mr. Korzeniewski is a certified public accountant. He serves as a director of Kintera, Inc., a software provider for nonprofit organizations. Mr. Korzeniewski is also a director of a number of privately held companies.

CLASS I: INCUMBENTS WHOSE TERMS WILL EXPIRE IN 2008

Gabriel Battista, age 61. Mr. Battista currently serves as Chairman of our Board of Directors. From January 1999 through May 2001, Mr. Battista served as our Chairman of the Board of Directors, Chief Executive Officer and President. From May 2001 through December 2003, Mr. Battista served as our Chairman of the Board of Directors and Chief Executive Officer. From January 2004 through December 2005, Mr. Battista served as Executive Chairman of the Board of Directors; Mr. Battista's term as an employee of the Company ended on December 31, 2004 (he continues as the non-executive Chairman of our Board and a Director). Prior to joining us in January of 1999 as a Director and Chief Executive Officer, Mr. Battista served as Chief Executive Officer of Network Solutions Inc., an Internet domain name registration company. Prior to joining Network Solutions, Mr. Battista served both as CEO and as President and Chief Operating Officer of Cable & Wireless, Inc., a telecommunication services provider. His career also included management positions at US Sprint, GTE Telenet and The General Electric Company. Mr. Battista serves as a trustee of Capitol College and as a director of a privately held company.

Ronald Thoma, age 71. Mr. Thoma is currently a business consultant, having retired in 2000 as an Executive Vice President of Crown Cork and Seal Company, Inc., a manufacturer of packaging products, where he had been employed since 1955. Mr. Thoma is a Trustee of Frankford Health System and a Trustee of Delaware Valley College. Mr. Thoma has served as one of our Directors since 1995.

THE BOARD OF DIRECTORS

The Board met or acted by written consent in lieu of a meeting 14 times in 2005. During the fiscal year ended December 31, 2005, each then-incumbent director attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he served.

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer. The text of this code of ethics is posted on our internet website, www.talkamerica.com. A copy of this code of ethics may also be obtained from us by mailing a request to: Talk America Holdings, Inc., Attn: General Counsel, 6805 Route 202, New Hope, Pennsylvania 18938. We intend to satisfy our disclosure requirements regarding any amendment to, or waiver from, a provision of this code of ethics by posting such information on our internet website, www.talkamerica.com.

Stockholders may send communications to the Board by mailing such communications to: Talk America Directors, c/o Secretary, 6805 Route 202, New Hope, Pennsylvania 18938. All stockholder communications shall be communicated to the Chairman of the Board of Directors, who may, in his/her discretion, provide the communications to the other members of the Board of Directors.

We do not have a policy with regard to our Board members' attendance at our annual meetings. In 2005, four members of the Board attended our annual meeting.

Board Committees

The Board has established the following two committees, the Audit Committee and the Compensation Committee, the functions and current members of which are noted below.

Audit Committee.

In 2005, the Audit Committee consisted of Robert Korzeniewski, Mark S. Fowler and Ronald R. Thoma. Mr. Korzeniewski serves as Chairman of the Audit Committee. Our Board has determined that all of the members of the Audit Committee are independent, as that term is defined in the NASD listing standards. Our Board of Directors has also determined that Robert Korzeniewski is an "audit committee financial expert" as this term is defined in the rules and regulations adopted by the SEC. The Audit Committee’s primary purpose is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. Without limitation of the generality of the foregoing, the Audit Committee’s primary functions are to oversee: the integrity of the Company’s financial statements and financial reporting structure; the Company’s compliance with related legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s independent auditors. In addition, the Audit Committee is directly and solely responsible for the appointment, replacement, compensation and oversight of the work of the independent auditors. The Audit Committee met 14 times in 2005.

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

While management is responsible for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, the Audit Committee’s primary purpose is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for fiscal 2005 with the Company’s management and has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

                                    THE AUDIT COMMITTEE

                                    Robert Korzeniewski, Chairman
                                    Mark S. Fowler
                                    Ronald R. Thoma

Compensation Committee.

In 2005, the Compensation Committee consisted of Mark S. Fowler and Ronald R. Thoma. The Compensation Committee is responsible for determining compensation for the Company’s executive officers and currently administers the 1998 Long Term Incentive Plan, the 2000 Long Term Incentive Plan, the 2001 Non-Officer Long Term Incentive Plan, the 2003 Long Term Incentive Plan, the 2005 Incentive Plan and reviews and approves the grant of options to employees of the Company. The Compensation Committee met or took action by written consent in lieu of a meeting 18 times during 2005.

Nominating Procedures

Given the relatively small size of the Board of Directors and the existence of other committees of the Board requiring substantial attention and effort, the Board has determined not to establish a separate nominating committee. The Board has also determined that a nominating committee is not necessary in light of the nominating procedures it has adopted, which require, among other matters, that nominations are to be selected by a majority of the independent members of the Board. While the entire Board may participate in the consideration of director nominees, the selection of director nominees shall be determined solely by the directors who are "independent" as defined by NASD listing standards, by a majority vote thereof.

The Board will consider candidates for membership suggested by its members, as well as by our management and by our stockholders. The Board may also from time to time retain a third-party executive search firm to identify candidates.

A stockholder who wishes to suggest a prospective director candidate for consideration by the Board may do so by written notice to our corporate Secretary setting forth the name, address and principal occupation of the prospective candidate, the name and address of the notifying stockholder, the number of shares of our capital stock owned by the notifying stockholder(s) and, to the extent known to the notifying stockholder, the information regarding the prospective candidate that would be required to be disclosed in a proxy statement filed under the Securities Exchange Act of 1934, together in writing with whatever further supporting material the stockholder considers appropriate. Notwithstanding the foregoing, nominations by stockholders of persons at a meeting for election as a director shall continue to be subject to the terms of our Bylaws, including Section 402, as discussed below.

There shall be no difference in the manner in which a prospective nominee is considered and evaluated by the Board based on the source of the prospective nominee’s identification or suggestion (that is, by management, a member of the Board, a stockholder or any other source).

Once the Board has identified a prospective nominee, it will, by action of a majority of the "independent" directors, make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on the need for additional Board members to fill vacancies or to expand the size of the Board. If it is determined that there is a need for additional Board members, the prospective nominee will be evaluated considering the following factors:

•	the candidate's ability to represent the interests of our stockholders;

•  the candidate's skill, integrity, and independence of thought and judgment;

•	the candidate's experience with businesses and other organizations of comparable size and stage of development;

•
the relationship of the candidate's experience to the experience of other members of our Board and whether the candidate adds to the range of talent, skill and expertise possessed by the existing members of our Board;

•	the candidate's ability to dedicate sufficient time, energy and attention to the diligent performance of a director's duties, including the candidate's service on other boards of directors; and

•
such other relevant factors as deemed appropriate, including the current composition of the Board, the balance of management and independent directors, the need for audit committee expertise and the evaluations of other prospective nominees.

As part of the evaluation, the prospective nominee will be interviewed by one or more of the Board members, including at least one of the "independent" members, and others as appropriate, either in person or by telephone. After completing this evaluation and interview, the Board will then determine, by the vote of a majority of the "independent" directors, whether to elect the candidate to the Board in the case where stockholder approval is not required, or to nominate the candidate for election by our stockholders.

In addition to the procedures described above, a stockholder may nominate a person for election as a director at a meeting of stockholders called for the election of directors, provided that the stockholder complies with Section 402 of our Bylaws. This section requires that a notice relating to the nomination of directors must be timely given in writing to the Chairman of our Board prior to the meeting. To be timely, notice relating to the nomination of directors must be delivered not less than 14 days nor more than 50 days prior to any such meeting of stockholders called for the election of directors. Notice to us from a stockholder who proposes to nominate a person at a meeting for election as a director must be accompanied by each proposed nominee’s written consent and contain, to the extent known to the notifying stockholder, the name, address and principal occupation of each proposed nominee, the total number of shares of our capital stock that will be voted for each of the proposed nominees, the name and address of the notifying stockholder, the number of shares of our capital stock owned by each notifying stockholder and the information regarding the proposed nominee that would be required to be disclosed in a proxy statement filed under the Securities Exchange Act of 1934. Stockholder nominations not made in accordance with this procedure may be disregarded by the Chairman, who may instruct that all votes cast for each such nominee be disregarded.

Compensation of Directors

The following table shows the compensation for our non-employee directors for the fiscal year ended December 31, 2005:

______________________________________________________________________________
Annual Board retainer    $20,000
Annual Chair of Audit Committee retainer (1) $ 5,000
______________________________________________________________________________
(1) Paid in addition to the Annual Board retainer.

For 2005, the Board also approved grants to each of the non-employee directors of options to purchase 15,000 shares of Common Stock under the 2003 Long Term Incentive Plan at an exercise price of $8.86 per share, the market value on the date of grant. The options vest in equal installments over three years and have a ten-year term. Non-employee directors were also reimbursed for reasonable expenses incurred in connection with attendance at Board meetings or meetings of committees thereof and Board- and committee-related activities.

We also paid Mr. Battista a total of $300,000 ($25,000 per month) in 2005 for consulting services to us under our one-year consulting agreement with him, which was effective as of January 1, 2005 and expired on December 31, 2005. Under the terms of the consulting agreement, in 2005 we also provided Mr. Battista with access to and use of an office and related services in our offices and cellular phone service and provided him with health benefits comparable to those provided to our senior executive officers.

Effective January 1, 2006, we pay our non-employee directors an annual retainer of $40,000 and the non-employee Chairman of the Board an additional annual fee of $40,000 per year, in each case payable in equal quarterly installments, and pay the Chairman of our Audit Committee an additional annual retainer of $5,000 in a single payment. In addition, the non-employee Chairman of the Board is provided with access to and use of an office and related services in our offices and cellular phone service and is provided with or reimbursed for the costs of health benefits comparable to those provided to our senior executive officers. Non-employee directors also are reimbursed for reasonable expenses incurred in connection with attendance at Board meetings or meetings of committees thereof and Board- and committee-related activities.

In addition, non-employee directors will continue to be eligible to receive awards for a number of shares to be determined by the Board. Subject to the limits in our various incentive plans, the Board has the discretion to determine the form and terms of any awards to non-employee directors.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth information for the fiscal years ended December 31, 2005, 2004 and 2003 as to the compensation for services rendered paid or awarded by us to our Chief Executive Officer and to the four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000.

                                        Summary Compensation Table
	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary (1)	Bonus (1)	Securities Underlying Options/SARS

Edward B. Meyercord, III, Chief	2005	$500,000	$470,000	250,000(2)
Executive Officer, President and Director	2004	$500,000	$310,000	--
	2003	$350,000	$452,500	300,000(3)(4)

Patrick O'Leary, Executive	2005	$162,000(5)	$454,540(6)	75,000(2)
Vice President - Business Services	2004	--	--	--
	2003	--	--	--

Aloysius T. Lawn, IV, Executive Vice	2005	$275,000	$210,800	75,000(2)
President - General Counsel and	2004	$275,000	$139,900	--
Secretary	2003	$275,000	$287,800	60,000(3)

Warren A. Brasselle, Executive Vice	2005	$250,000	$196,000	75,000(2)
President - Network Operations	2004	$250,000	$127,500	--
	2003	$250,000	$265,500	60,000(3)

Jeffrey Earhart, Executive Vice	2005	$250,000	$197,000	75,000(2)
President - Customer Operations	2004	$250,000	$124,000	--
	2003	$230,000	$312,000	60,000(3)

(1) The costs of certain benefits not properly categorized as salary or benefits are not included because they did not exceed, in the case of any executive officer named in the table, the lesser of $50,000 or 10% of the total annual salary and bonus of such executive officer reported in the above table.

(2)  Options to purchase shares of our common stock. Messrs. Meyercord, O'Leary, Lawn, Earhart and Brasselle were granted options under our 2005 Long Term Incentive Plan to purchase 250,000, 75,000, 75,000, 75,000, and 75,000 shares, respectively, of our common stock at an exercise price of $8.62 per share that vest over three years, except for Mr. O'Leary's shares, which vest in their entirety in one year.

(3)  Options to purchase shares of our common stock. Messrs. Meyercord, Lawn, Earhart, and Brasselle were granted options under our 2003 Long Term Incentive Plan to purchase 200,000, 60,000, 60,000, and 60,0000 shares, respectively, of our common stock at an exercise price of $10.49 per share that vested over three years when granted but, due to the acceleration in vesting of certain out-of-the-money options in 2005, were fully vested in 2005.

(4) Options to purchase shares of our common stock. Mr. Meyercord was granted options under our 1998 Long Term Incentive Plan to purchase 50,000 shares of our common stock at an exercise price of $10.49 per share that vest over three years. Mr. Meyercord was also granted options under our 2000 Long Term Incentive Plan to purchase 50,000 shares of our common stock at an exercise price of $10.49 per share that vest over three years.

(5) Mr. O'Leary commenced his employment with the company on July 13, 2005 and the above table includes compensation from that date. Prior to that time he was President and Chief Executive Officer of LDMI Telecommunications, Inc., which we acquired on July 13, 2005.

(6) Mr. O’Leary’s bonuses include: (i) $17,718 payable to him under his previously reported employment agreement based on certain performance criteria relating to the performance of our subsidiary, LDMI, (ii) $366,135 payable to him under the Employee Severance Retention Agreement entered into with our subsidiary, LDMI, prior to our acquisition thereof, and (iii) $70,687 payable to him under our bonus plan.

Stock Option Grants

The following table sets forth further information regarding grants of options to purchase our common stock made by us during the fiscal year ended December 31, 2005 to the executive officers named in the Summary Compensation Table, above.

Option/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options/ SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in 2005	Exercise or Base Price ($/Sh) (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
					5%($)	10%($)
Edward B. Meyercord, III	250,000 (2)	15%	$8.62	8/12/15	1,355,268	3,434,515
Aloysius T. Lawn, IV	75,000 (2)	4%	$8.62	8/12/15	406,580	1,030,355
Warren A. Brasselle	75,000 (2)	4%	$8.62	8/12/15	406,580	1,030,355
Jeffrey Earhart	75,000 (2)	4%	$8.62	8/12/15	406,580	1,030,355
Patrick O'Leary	75,000 (2)	4%	$8.62	7/13/10	406,580	1,030,355

(1) All options have been granted at market price on the date of issue.

(2)  The options granted to Messrs. Meyercord, Lawn, Earhart, Brasselle and O'Leary were granted under our 2005 Long Term Incentive Plan. The options granted vest over three years, except for Mr. O'Leary's shares, which vest in their entirety in one year.

(3)  Disclosure of the 5% and 10% assumed annual compound rates of stock appreciation based on exercise prices are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices. The actual value realized may be greater or less than the potential realizable value set forth in the table.

The following table sets forth certain information as to aggregated option/SAR exercises in our fiscal year ended December 31, 2005 and option/SAR values as of December 31, 2005 for each of the executive officers named in the Summary Compensation Table, above.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs ----------------------------- Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs (1) ----------------------------- Exercisable/Unexercisable
Edward B. Meyercord, III	100,000	$719,000	466,666/250,000	$486,500/$2,500
Aloysius T. Lawn, IV	26,666	$101,732	207,499/75,000	$546,541/$750
Warren A. Brasselle	40,000	$287,600	113,333/75,000	$201,164/$750
Jeffrey Earhart	30,000	$215,700	146,000/75,000	$294,530/$750
Patrick O'Leary	0	$0	0/75,000	$0/$750

(1) Calculated as the difference between the exercise/base-price of the options/SARs and a year-end fair market value of the underlying securities equal to $8.63.

During 2005, the executive officers named in the Summary Compensation Table, above, did not, apart from the grant of stock options described above, participate in either a long-term incentive plan or a defined benefit or actuarial plan.

Employment Contracts

Edward B. Meyercord, III entered into a three-year employment agreement to serve as our Chief Executive Officer and President effective as of January 1, 2004. Commencing in 2004, under the contract, Mr. Meyercord is entitled to a minimum annual base salary of $500,000 and certain other perquisites made generally available to our senior executive officers.

Aloysius T. Lawn, IV entered into a three-year employment agreement effective as of July 30, 2004. Under the contract, Mr. Lawn is entitled to a minimum annual base salary of $275,000 and certain other perquisites made generally available to our senior executive officers.

Warren Brasselle entered into a three-year employment agreement effective as of July 30, 2004. Under the contract, Mr. Brasselle is entitled to a minimum annual base salary of $250,000 and certain other perquisites made generally available to our senior executive officers.

Jeffrey Earhart entered into a three-year employment agreement effective as of July 30, 2004. Under the contract, Mr. Earhart is entitled to a minimum annual base salary of $250,000 and certain other perquisites made generally available to our senior executive officers.

Patrick O'Leary entered into an eighteen-month employment agreement effective as of July 13, 2005. Under the contract, Mr. O'Leary is entitled to a minimum annual base salary of $350,000 and certain other perquisites made generally available to our senior executive officers.

Each of the employment agreements for Messrs. Meyercord, Lawn, Brasselle, Earhart and O'Leary provides for immediate vesting of options in event of a "change of control" (as defined in the agreements) of us and provides for severance benefits in the event employment is terminated by us without cause prior to the end of the term and for a certain period beyond the end of the term in the event of a "change of control." The severance benefits in the event employment is terminated by us without cause prior to the end of the term are generally the payment of an amount equal to one year’s (two year’s in the case of Mr. Meyercord) base salary plus all bonus amounts due such executive at the time of termination, as well as the continuation of various employee benefits for one year (two years in the case of Mr. Meyercord). The severance benefits in the event employment is terminated for a certain period beyond the end of the term in the event of a "change of control" are generally the payment of an amount equal to one year’s (two year’s in the case of Mr. Meyercord) base salary plus all the average annual incentive bonus earned by the executive in the preceding four years, as well as the continuation of various employee benefits for one year (two years in the case of Mr. Meyercord).

Each of the above-described agreements requires the executive to maintain the confidentiality of our information and assign any inventions to us. In addition, each of the executive officers has agreed that he will not compete with us by engaging in any capacity in any business that is competitive with our business during the term of his respective agreement and thereafter for specified periods.

Equity Compensation Plans and Securities

The following table sets forth certain information as of December 31, 2005 with respect to compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)

Equity compensation plans approved by security holders	3,479,261	$8.98	883,596
Equity compensation plans not approved by security holders (2)	1,521,543	$11.74	339,306
Total	5,000,804	$9.82	1,222,902

(1) Excludes securities reflected in the first column as “to be issued upon exercise of outstanding options, warrants and rights.” Under all plans, if any shares subject to a previous award are forfeited, or if any award is terminated without issuance of shares or satisfied with other consideration, the shares subject to such award shall again be available for future grants.

(2) These are shares issuable upon exercise of options, most of which options were issued under our 2001 Non-Officer Long Term Incentive Plan (“2001 Plan”), pursuant to which up to 1,666,666 shares of our common stock (subject to certain adjustments) may be issued to our non-executive employees in the form of options, rights, restricted stock and incentive shares. Generally, the options granted under the 2001 Plan vest in equal annual portions over a three-year period and expire ten years from the date of grant, except that in limited circumstances certain options have a vesting period less than three years, including by reason of the acceleration in vesting of certain out-of-the-money options in December 2005, or a term less than ten years. At December 31, 2005, 339,306 shares of common stock were available under the 2001 Plan for possible future issuances. All options granted under the 2001 Plan have an exercise price equal to the fair market value of the stock on the grant date.

The balance of these shares include shares issuable on exercise of certain options granted to non-executive employees or to executive officers in connection with their initial employment, in each case without shareholder approval as permitted by the rules of Nasdaq. These other options have an exercise price equal to the fair market value of the stock on the grant date, expire ten years from the date of grant and vest in equal annual portions over a three-year period, except that in limited circumstances certain options have a vesting period less than three years, including by reason of the acceleration in vesting of certain out-of-the-money options in December 2005. To the extent permitted by the rules of Nasdaq in connection with the initial employment of employees, there may be further grants of securities, by option or otherwise, without shareholder approval.

COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

None.

Compensation Committee Report on Executive Compensation

The Compensation Committee approves salaries and certain incentive compensation arrangements for management and key employees of the Company.

The principal elements of the Company’s compensation structure are described below:

Annual Salary. Minimum annual base salaries for executive officers of the Company have been established pursuant to employment contracts negotiated with each of our executive officers. Increases above such minimum base salaries may be granted in the discretion of the Compensation Committee based on its subjective assessment of individual performance. The Company believes that such employment contracts help to attract and retain qualified individuals. In addition, the employment agreements include confidentiality and non-compete agreements by the officers. See EXECUTIVE COMPENSATION - “Employment Contracts.”

Annual Bonuses. For 2005, the Board approved an annual bonus program for the executive officers and certain other employees of the Company to provide further incentive to achieve the Company’s 2005 performance goals. Bonus targets for the program were 50% of base salary for the CEO and President and 40% of base salary for the balance of the executive officers. Awards under this program were based upon achieving the Company's Operating Plan, with the opportunity for leverage of the bonus targets based upon surpassing such plan. The Compensation Committee of the Board reviewed the Company's performance in 2005 against the criteria that had been established under the program and, at the Compensation Committee’s recommendation, the Board subsequently approved bonuses for the Company's executive officers as set forth in the annual bonus program, which awards to the persons named in the Summary Compensation Table, above, are reflected therein under the “Bonus” column.

In addition, the Board adopted an incentive compensation plan for a limited number of employees, including executive officers of the Company other than the Executive Chairman of the Board and the CEO. Under this plan, the participating employees were organized in groups on a cross-functional basis and charged with the responsibility for improving and monitoring the following operational areas: customer satisfaction, general and administrative expenses/capital budget, sales and marketing, credit quality, gross margin, and facilities-based provisioning. Incentive compensation under this plan was based upon the Company's achieving certain operational performance measures established by the Board when it adopted the plan. Maximum compensation per employee for each cross-function team was $4,000 per six-month period, with an aggregate six-month cap of $8,000. The incentive compensation awards under this plan to the persons named in the Summary Compensation Table, above, are reflected therein under the “Bonus” column in our Annual report on Form 10-K for the year ended December 31, 2005, as amended.

Long Term Incentive Compensation. Our long term incentive compensation is currently comprised of stock options granted to employees. We believe that stock options are an important and effective tool for directly linking the financial interests of executive officers and key employees with those of our stockholders and for recruiting and retaining high quality management personnel. Stock options are intended to focus the efforts of executive officers and key employees on performance that will increase our value for all of our stockholders. We granted stock options in August, 2005 to key employees of the Company, including the key employees of the recently acquired company, LDMI Telecommunications, Inc. and the executive officers named in the Summary Compensation Table above as set forth under “EXECUTIVE COMPENSATION - Stock Option Grants” above. In connection with the Company's grants to the named executive officers, we considered the performance of the named executive officers, the aggregate option holdings of such executive officer, prior option grants to executive officers of the Company, and the potential contribution of such officer to the Company's future success. Accordingly, Mr. Meyercord received a grant of 250,000 shares and Messrs. Lawn, Earhart, Brasselle, and O'Leary each received a grant of options to purchase 75,000 shares.

Future option grants or other stock or incentive awards will be made in the discretion of the Compensation Committee, including in connection with the negotiation of individual employment arrangements.

Chief Executive Officer’s 2005 Compensation. Mr. Meyercord’s base salary of $500,000 in 2005 was established pursuant to the terms of his negotiated employment agreement that was effective as of January 1, 2004. The Compensation Committee determined that the Company’s performance satisfied the criteria it had established under the 2005 annual bonus program described above and qualified Mr. Meyercord for a bonus of $470,000 for 2005.

Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions, including one for “performance-based compensation.” Generally, the Compensation Committee seeks to maximize executive compensation deductions for federal income tax purposes. However, the Compensation Committee believes that there may be circumstances where it is appropriate to provide compensation that is not fully deductible because such compensation is more consistent with the Company’s executive compensation program.

                            THE COMPENSATION COMMITTEE

                            Ronald R. Thoma
                            Mark S. Fowler

PERFORMANCE GRAPH

The following graph sets forth a comparison of the percentage change in the cumulative total stockholder return on the Company’s common stock compared to the cumulative total return of the S&P MidCap 400 Index and the S&P 500 Integrated Telecommunications Index for the period from December 31, 2000, through December 31, 2005. The comparison assumes that $100 was invested on December 31, 2000 in the Company’s common stock and each of the indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future performance.

	DEC. 31, 2000	DEC. 31, 2001	DEC. 31, 2002	DEC. 31, 2003	DEC. 31, 2004	DEC. 31, 2005

Talk America Holdings, Inc..……...............	$100	$27.89	$126.98	$261.22	$150.11	$195.69
S&P MidCap 400 Index................................	$100	$102.79	$86.91	$116.48	$134.13	$149.24
S&P 500 Integrated Telecommunications Index…............................................................	$100	$84.17	$53.90	$55.74	$64.64	$58.79

PROPOSAL 2: RATIFICATION OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed the firm of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year. This firm has served as the Company’s independent auditors since 2000 and has no direct or indirect financial interest in the Company.

Although not legally required to do so, the Audit Committee and the Board are submitting the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for ratification by the stockholders at the Annual Meeting. If a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is not voted for such ratification (which is not expected), the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP as independent auditors of the Company.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if she or he desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company.

During the Company’s fiscal years ended December 31, 2005 and 2004, PricewaterhouseCoopers LLP provided services to the Company in the following categories and amounts:

Description       2005          2004

Audit Fees                                                                     $1,244,571                     $960,000
Audit-Related Fees     $ 143,929                       $ 0
Tax Fees                                                                         $ 69,750                         $ 8,696
All Other Fees                                                               $ 1,500                           $ 1,500

In the above table, “audit fees” are fees we paid to PricewaterhouseCoopers LLP, our independent registered public accountants, for professional services for the audit of our consolidated financial statements included in our Form 10-K Annual Report (including for annual audit and attestation of management's evaluation of internal control over financial reporting) and review of financial statements included in our Form 10-Q Quarterly Reports, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements (including internal control consultations associated with preparation for compliance with Sarbanes-Oxley Section 404); “audit related fees” are fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “audit fees” which primarily consisted, in fiscal 2005, of work related to the acquisition of LDMI; “tax fees” are fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice, and tax planning services, which primarily consisted, in fiscal 2004, of tax research, and, in fiscal 2005, of tax advice related to the acquisition of LDMI; and “all other fees” are fees billed by PricewaterhouseCoopers LLP to us for any services not included in the first three categories, which consisted, in fiscal 2004 and 2005, of the annual subscription fee for an online information service.

The Audit Committee has determined that the services provided by PricewaterhouseCoopers LLP to us that were not related to its audit of our financial statements were at all relevant times compatible with that firm's independence and approved all such services.

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee may delegate pre-approval of audit and non-audit services to a subcommittee of the Audit Committee, provided that any decisions made by such subcommittee shall be presented to the full Audit Committee at its next scheduled meeting.

In both 2004 and 2005, the Audit Committee pre-approved 100% of the services provided by our independent registered public accountants in such years.

PROPOSAL 3: APPROVAL OF THE TALK AMERICA
EMPLOYEE STOCK PURCHASE PLAN

On June 14, 2006, the Company's Board approved, subject to stockholder approval at the Annual Meeting, the Talk America Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide eligible employees of the Company and participating subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance employees’ sense of participation in the affairs of the Company and its subsidiaries and to provide an incentive for continued employment.

Eligibility

Employees of the Company and of participating subsidiaries (the “employees”) are eligible to participate in the ESPP other than:

•	employees who are not employed by the Company or a participating subsidiary 90 days before the beginning of an offering period;

•	employees who are customarily employed for 20 hours or less per week;

•	employees who are customarily employed for five months or less in any calendar year; and

•
employees who are both (i) designated by the Board as “executive officers” and as officers for purposes of Section 16 of the Securities Exchange Act of 1934, and (ii) highly compensated employees (within the meaning of Section 414(q) of the Internal Revenue Code of 1986, as amended (the"Code")).

Notwithstanding the foregoing, any employee who, after purchasing shares under the ESPP, would own 5% or more of the total combined voting power or value of all classes of the Company's stock or any subsidiary corporation is not eligible to participate in the ESPP. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. In addition, an employee is not permitted to purchase stock worth more than $25,000 in fair market value for each calendar year.

It is not possible at this time to predict the number and identity of eligible employees who elect to participate in the ESPP or their respective levels of participation, but, as discussed above, the executive officers and directors of the Company, including the officers named in the Summary Compensation table above under the heading “EXECUTIVE COMPENSATION,” are not eligible to participate in the ESPP, and the participation of eligible employees is subject to the limitations described above. As of June 12, 2006, there were approximately 1,243 employees eligible to participate in the ESPP.

Description of the ESPP

The ESPP allows our employees and employees of participating subsidiaries to purchase the Company's common stock (the “shares”) at a discount, without being subject to tax until they sell the shares, and without having to pay any brokerage commissions with respect to the purchase. We plan to have the ESPP become effective November 1, 2006, provided we receive stockholder approval.

The ESPP is intended to qualify under Section 423 of the Code. If a plan is qualified under Section 423, our employees who participate in the plan enjoy certain tax advantages, as described below. In order for the ESPP to be qualified, our stockholders must approve the plan.

The ESPP will be administered by the Compensation Committee of the Board (the “Committee”).

The following is a brief description of the material features of the ESPP. The text of the ESPP is set forth in full in Annex A to this proxy statement and the description of the ESPP contained below is qualified in its entirety by reference to Annex A. All capitalized terms in this description have the same meaning as defined in the ESPP.

Shares Subject to the ESPP.  The ESPP provides employees with a right to purchase shares through payroll deductions. A maximum aggregate of 250,000 shares are available for purchase under the ESPP, subject to adjustment in the number and price of shares available for purchase in the event the outstanding shares of the Company’s common stock are increased or decreased through stock dividends, recapitalizations, reorganizations or similar changes.

Administration. The ESPP is administered by the Committee. The Committee is authorized to make, administer and interpret such rules and regulations as it deems necessary to operate the ESPP. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the ESPP is final, conclusive and binding upon all participants.

Participation in the ESPP. Stock will be available to be purchased every six months. Eligible employees may elect to participate in the ESPP during six-month “offering periods” that start on each November 1 and May 1 (each an “offering date”) and end on each April 30 and October 31, respectively. Shares will be deemed to have been purchased on April 30 or October 31, as applicable (each a “purchase date”). The first offering period will commence on November 1, 2006.

The purchase price per share will be the lower of: 85% of the fair market value of a share on the purchase date or 85% of the fair market value of a share on the offering date (the “purchase price”). The number of shares a participant may purchase on a given purchase date will be determined by dividing the amount accumulated in that participant’s payroll deduction account during an offering period by the purchase price. No more than 200% of the number of shares determined by using 85% of the fair market value of a share on the offering date as denominator may be purchased by a participant on any single purchase date. In addition, the Committee may set additional limits on the number of shares which may be purchased by a participant on any single purchase date.

An eligible employee who wishes to participate in the ESPP must file an election form with the Company’s human resources department not later than 15 days prior to the applicable offering period beginning each November 1 or May 1. Each participant will have payroll deductions made from his or her compensation on each regular payday during the time he or she is a participant in the ESPP. Deductions will be made as a whole percentage of a participant’s compensation, not to exceed 20%. The Committee has the discretion to lower the 20% limit. All payroll deductions will be credited to the participant’s account under the ESPP. No interest will accrue to payroll deductions. Any cash remaining in a participant’s account after the purchase of shares on a purchase date will be refunded to that participant, without interest; however, any amount remaining in a participant’s account on a purchase date that is less than the amount needed to purchase a full share will be carried forward, without interest, to the next offering period.

If the total number of shares for which purchase rights are exercised at the end of a six-month offering period exceeds the maximum number of shares of common stock available under the ESPP, the Committee will make a pro rata allocation of shares available for delivery and distribution. The unapplied account balances will be returned to the participant, without interest, as soon as practicable following the end of the offering period.

A participant may change the amount of payroll deductions during an offering period by giving written notice of such change to the human resources department. The new rate will become effective for the next payroll period that commences more than 15 days after the human resources department receives the authorization and will continue in effect unless changed. Only one change in rate may become effective during any offering period.

Each participant has an obligation under the ESPP to notify the Company when the participant disposes of any shares purchased in any offering period if such disposition occurs within two years of the offering date or one year from the purchase date on which such shares were purchased (the “notice period”). Unless the participant is disposing of shares during the notice period, the participant will keep the certificates representing the shares in his or her name during the notice period. The Company has the right to place a legend or legends on the certificates representing the shares requesting that the Company’s transfer agent notify the Company of any transfer.

Withdrawal. A participant may elect to withdraw all, but not less than all, of the balance credited to the participant’s account by providing a termination form to the human resources department at least 15 days prior to the end of an offering period. All amounts credited to such participant’s account shall be paid as soon as practicable following receipt of the participant’s termination form, without interest, and no further payroll deductions will be made with respect to the participant.

If a participant voluntarily withdraws from the ESPP, he or she may not resume participation in the ESPP during the same offering period, but may participate in a subsequent offering period by filing a new authorization for payroll deduction within the time frame described above for initial participation in the ESPP.

Termination of Employment. If a participant’s employment terminates for any reason other than death, all amounts credited to such participant’s account will be returned to the participant, without interest. If a participant’s employment terminates due to death, all amounts credited to such participant’s account will be returned to the participant’s legal representative, without interest. A participant who is on an approved leave of absence will remain eligible to participate in the ESPP for the first 90 days of such leave of absence, or longer if reemployment is guaranteed by contract or statute. If the participant has not returned to regular non-temporary employment by the close of business on the 90th day of such leave of absence (or such longer period as is applicable), he or she will be considered to have terminated employment for purposes of the ESPP.

Amendment and Termination of the ESPP. The Committee may at any time amend or terminate the ESPP, except that no amendment may be made without the approval of the stockholders, if such amendment would (i) increase the maximum number of shares that may be issued under the ESPP, or (ii) change the designation or class of employees eligible to purchase stock under the ESPP.

Miscellaneous. The proceeds the Company receives from the sale of common stock pursuant to the ESPP will be used for general corporate purposes, and the Company will not be obligated to segregate any payroll deduction. The Company will pay all fees and expenses incurred with respect to the ESPP, excluding individual federal, state, local or other taxes, in connection with the ESPP.

An employee’s rights under the ESPP belong to the employee alone and may not be transferred or assigned to any other person during the employee’s lifetime.

In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise determined by the Committee.

Summary of Certain Federal Income Tax Consequences

The following summary is intended only as a guide to the current United States federal income tax consequences of participation under the ESPP and does not purport to address all of the federal or other tax consequences that may be applicable to any particular participant. Participants are urged to consult their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local laws.

The ESPP is not subject to either the Employee Retirement Income Security Act of 1974 or Section 401(a) of the Code.

Amounts deducted from a participant’s pay under the ESPP are part of a participant’s regular compensation and remain subject to federal, state and local income and employment taxes. A participant in the ESPP will not be subject to federal income tax when the participant elects to participate in the ESPP or when the participant purchases shares of common stock under the ESPP. Instead, the participant will become subject to tax upon the earlier of the following: (1) the year in which the participant makes a sale or other disposition of the shares; or (2) the year of the participant’s death if he or she has not made a sale or other disposition of the shares. The rules for determining the amount of taxable ordinary income (as opposed to capital gain) to be reported in the participant’s federal income tax return for that year are summarized below.

Generally, in order to meet the requirements for beneficial tax treatment under Section 423 of the Code, a participant must not dispose of shares within two years after the date the common stock was transferred to the participant under the ESPP. If the participant disposes of the shares after the expiration of this required holding period, he or she will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the 15% discount originally allowed, or (b) the excess over the purchase price of (i) the amount actually received for the shares if sold or exchanged or (ii) the fair market value of the shares on the date of any other termination of his or her ownership (such as by gift).

If the participant disposes of the shares before the expiration of the required holding period, he or she must include in taxable income at the time of disposition of the shares the amount by which the fair market value of the shares on the purchase date exceeds the discounted purchase price of the shares. This amount must be reported as ordinary income even if the participant made no profit or realized a loss on the sale of the shares or gave them away as a gift.

When the participant reports ordinary income as described above, the amount so reported is added to the purchase price of the shares and this sum becomes his or her “basis” for the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares. There are special rules regarding the tax basis of a person who is given the shares by the participant and the tax basis of the participant’s estate for shares acquired by it as a result of his or her death. The Company will not generally be entitled to a deduction with respect to shares purchased under the ESPP; however, if the participant must report ordinary income because of a disposition of the shares prior to the expiration of the required holding period, the Company will be entitled to a deduction from its income in an amount equal to the ordinary income the participant is required to report in his or her income tax return.

Vote Required for Approval of Adoption of the Employee Stock Purchase Plan

Approval of the ESPP will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

The Board of Directors recommends a vote “for” the proposal to adopt the Talk America Employee Stock Purchase Plan.

OTHER BUSINESS

The Company does not presently know of any matters that will be presented for action at the Annual Meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.

ANNUAL REPORTS

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, IS ENCLOSED WITH THIS PROXY STATEMENT. THE COMPANY ALSO HAS FILED THIS REPORT WITH THE SEC, AND COPIES OF OUR ANNUAL REPORTS ON FORM 10-K, AS WELL AS QUARTERLY REPORTS ON FORM 10-Q, CURRENT REPORTS ON FORM 8-K, AND AMENDMENTS TO THOSE REPORTS ARE AVAILABLE, WITHOUT CHARGE, ON OUR WEBSITE, WWW.TALKAMERICA.COM, AS SOON AS REASONABLY PRACTICABLE AFTER THEY ARE FILED WITH THE SEC. COPIES ARE ALSO AVAILABLE, WITHOUT CHARGE, FROM THE COMPANY. REQUESTS FOR COPIES SHOULD BE ADDRESSED TO INVESTOR RELATIONS, TALK AMERICA HOLDINGS, INC., 6805 ROUTE 202, NEW HOPE, PENNSYLVANIA 18938.

2007 ANNUAL MEETING OF STOCKHOLDERS

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the annual meeting of stockholders in 2007 must submit it so it will be received by the Company by March 7, 2007, unless the Company changes the date of next year’s annual meeting by more than 30 days from this year’s, in which case the proposal must be submitted at a reasonable time before the Company begins to print and mail its proxy materials. Any stockholder proposals for the 2007 annual meeting of stockholders that are submitted outside the processes of SEC Rule 14a-8 under the Securities Exchange Act of 1934 will be considered untimely if not received by the Company within a reasonable time prior to its printing its proxy materials in 2007. In addition, any stockholder proposal for next year’s annual meeting submitted after May 21, 2007, or, if the Company changes the date of the 2007 annual meeting by more than 30 days from this year’s, after a reasonable time before the Company mails its proxy materials for next year’s annual meeting, will not be considered filed on a timely basis with the Company under SEC Rule 14a-4(c)(1). For proposals that are not filed on such a timely basis, the Company retains discretion to vote proxies it receives. For proposals that are filed on such a timely basis, the Company retains discretion to vote proxies it receives provided 1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and 2) the proponent does not issue a proxy statement.

                    By Order of the Board of Directors

                    Aloysius T. Lawn, IV, Secretary
                    New Hope, Pennsylvania
                    June 28, 2006

                         ANNEX A

TALK AMERICA
EMPLOYEE STOCK PURCHASE PLAN

1. Establishment of Plan. Talk America Holdings, Inc. (the "Company") proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (the "Plan"). For purposes of the Plan, "Parent Corporation" and "Subsidiary" (collectively, "Participating Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). "Participating Subsidiaries" are Parent Corporations or Subsidiaries that the Compensation Committee (the “Committee”) of the Board of Directors (the "Board") of the Company designates from time to time as corporations that shall participate in the Plan. The Company intends the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and the Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 250,000 shares of the Company's Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

3. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

4. Eligibility. Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan, except the following:

(a) employees who are not employed by the Company or Participating Subsidiaries ninety (90) days before the beginning of such Offering Period;

(b) employees who are customarily employed for twenty (20) hours or less per week;

(c) employees who are customarily employed for five (5) months or less in a calendar year;

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

(e) employees who are both (i) designated by the Board as “executive officers” and as officers for purposes of Section 16 of the Securities Exchange Act of 1934, and (ii) highly compensated employees (within the meaning of Section 414(q) of the Code).

5. Offering Dates. The offering periods of the Plan (each, an "Offering Period") shall be each six-month period ending on April 30 and October 31 of each year, and the initial Offering Period shall commence on November 1, 2006 and end on April 30, 2007. The first business day of each Offering Period is referred to as the "Offering Date". The last business day of each Offering Period is referred to as the "Purchase Date". The Committee shall have the power to change the duration of Offering Periods with respect to offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

6. Participation in this Plan. Eligible employees may become participants in an Offering Period under this Plan on the Offering Date after satisfying the eligibility requirements by delivering an executed enrollment form provided for this purpose to the Company's human resources department (the "Human Resources Department") not later than fifteen (15) days before such Offering Date, unless a later time for filing the enrollment form authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver an enrollment form to the Human Resources Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period, unless such employee enrolls in the Plan by filing an enrollment form with the Human Resources Department not later than fifteen (15) days preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period, unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 hereof. Such participant is not required to file any additional enrollment form in order to continue participation in the Plan.

7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during such Offering Period by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date; provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to the Plan shall not exceed the lesser of (a) the Maximum Share Amount set by the Committee pursuant to Section 10(c) below with respect to the Purchase Date, or (b) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the Purchase Date. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of (a) the fair market value on the Offering Date, or (b) the fair market value on the Purchase Date.

For purposes of this Plan, the term "fair market value" means, as of any date, the value of a share of the Company's Common Stock determined as follows: (a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; (b) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or (c) if neither of the foregoing is applicable, as reasonably determined by the Board in its discretion, which determination shall be in accordance with the standards set forth in Treasury Regulation §1.421-1(e)(2).

9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a whole percentage of the participant's compensation that does not exceed twenty percent (20%) of such compensation (or such lower limit set by the Committee). Compensation shall mean the participant’s total paid earnings from the Company and Participating Subsidiaries; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Section 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period, unless sooner altered or terminated as provided in the Plan.

(b) A participant may decrease or increase the rate of payroll deductions during an Offering Period by filing with the Human Resources Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the Human Resources Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Human Resources Department a new authorization for payroll deductions not later than fifteen (15) days before the beginning of such Offering Period.

(c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not submitted a withdrawal notice in accordance with Section11 (a) hereof which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 hereof. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however, that any amount remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Offering Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

(e) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant's benefit representing the shares purchased upon exercise of his or her option.

(f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10. Limitations on Shares to be Purchased.

(a) No participant shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce this limit, provided that when the Company automatically resumes such payroll deductions, the Company shall apply the rate in effect immediately prior to such suspension.

(b) No more than two hundred percent (200%) of the number of shares determined by using eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

(c) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (the "Maximum Share Amount"). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. In no event shall the Maximum Share Amount exceed the number of shares permitted under Section 10(b) above. If a Maximum Share Amount is set, the Committee will notify all participants of such Maximum Share Amount prior to the commencement of the first Offering Period to which it applies. Once a Maximum Share Amount is set, it shall continue to apply to all succeeding Offering Periods, unless revised by the Committee.

(d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, then the Committee will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Committee shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

(e) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period, without interest.

11. Withdrawal.

(a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the Human Resources Department a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

(b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and the withdrawn participant’s interest in the Plan shall terminate. If a participant voluntarily withdraws from the Plan, such participant may not resume participation in the Plan during the same Offering Period, but may participate in any Offering Period which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

12. Termination of Employment. Termination of a participant's employment for any reason (including retirement or death), or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in the Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment with the Company or a Participating Subsidiary in the case of sick leave, military leave or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions. In the event a participant's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Committee, the Company shall promptly deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in the Plan.

14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15. Nonassignability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or the receipt of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period, if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee's employment.

19. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

20. Notices. All notices or other communications by a participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Term; Stockholder Approval. This Plan has been adopted by the Board, and will become effective on the commencement date of the first Offering Period, as specified in Section 5 above, provided that the Plan is approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date the Plan is adopted by the Board. No purchase of shares pursuant to the Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Committee (which termination may be effected by the Committee at any time), or (b) issuance of all of the shares of Common Stock reserved for issuance under the Plan.

22. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Committee shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the Commonwealth of Pennsylvania.

25. Amendment or Termination. The Committee may at any time amend or terminate the Plan, except that no amendment may be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in the Plan. No amendment, modification or termination of the Plan may, without the consent of an eligible employee then having an option under the Plan to purchase stock, adversely affect the rights of such eligible employee under such option.

26. Acceptance. The election by any eligible employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

27. Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan, which shall continue in full force and effect.

TALK AMERICA HOLDINGS, INC.
6805 Route 202
New Hope, Pennsylvania 18938

This Proxy Is Solicited On Behalf Of The Board Of Directors
For The Annual Meeting Of Stockholders On August 9, 2006

The undersigned holder of shares of Common Stock of Talk America Holdings, Inc. hereby appoints Edward B. Meyercord, III and Aloysius T. Lawn, IV, and each of them, with full power of substitution, as proxies to vote all shares owned by the undersigned at the Annual Meeting of Stockholders to be held on August 9, 2006, at 3:00 p.m., Eastern Time, at the Company's New Hope office located at 6805 Route 202, New Hope, Pennsylvania 18938, and any adjournment or postponement thereof. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

Please mark, date and sign the proxy and return it promptly in the accompanying business reply envelope, which requires no postage if mailed in the United States. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

The shares represented by this Proxy, if signed and returned, will be voted as specified on the reverse side. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE FOR APPROVAL OF THE ELECTION OF THE DIRECTOR NOMINEE, EDWARD B. MEYERCORD, III , FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 2006 (THE “AUDITOR PROPOSAL”), FOR APPROVAL OF THE TALK AMERICA EMPLOYEE STOCK PURCHASE PLAN, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT.

IMPORTANT: PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF ONE DIRECTOR, FOR APPROVAL OF THE AUDITOR PROPOSAL AND FOR APPROVAL OF THE TALK AMERICA EMPLOYEE STOCK PURCHASE PLAN.
(SEE REVERSE SIDE)

ITEM 1 Election of Directors

Edward B. Meyercord, III        For the nominee [ ]     WITHOLD AUTHORITY to vote for nominee [ ]

ITEM 2
To Approve the Auditor Proposal            FOR  [ ]      AGAINST [ ]     ABSTAIN [ ]

ITEM 3
To approve the Talk America Employee Stock Purchase Plan     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS APPEARING ON THIS SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM 1,ITEM 2, OR ITEM 3 THIS PROXY WILL BE VOTED “FOR” SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company’s Notice of Annual Meeting of Stockholders to be held on August 9, 2006 and the related proxy statement dated June 28, 2006 and Annual Report on Form 10-K for the fiscal year ended December 31, 2005, are hereby acknowledged.

PLEASE SIGN, DATE AND MAIL TODAY

Signature(s) of Stockholder(s)____________________________________________________________________________________________ Date _____________, 2006
Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian, partner, or corporate officers, please give FULL title.